[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.4
FIRST AMENDMENT TO
DEVELOPMENT, MANUFACTURING AND
SUPPLY AGREEMENT
___________________________________

This First Amendment to the Development, Manufacturing and Supply Agreement (the “First Amendment”) is entered into as of the 13th day of May, 2015 (the “First Amendment Effective Date”) by and between DUOJECT MEDICAL SYSTEMS INC. (“DUOJECT”) and REVANCE THERAPEUTICS, INC. (“REVANCE”).

R E C I T A L S

A.
DUOJECT and REVANCE are parties to that certain Development, Manufacturing and Supply Agreement entered into as of April 30, 2010 (the “Agreement”). All capitalized terms not otherwise defined in this First Amendment shall have the meaning ascribed thereto in the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which are hereby acknowledged, DUOJECT and REVANCE agree as follows:

1.	Modification to the Agreement: Section 3.1.1 of the Agreement is hereby deleted and replaced with the following:

3.1.1
Should the RAA not be commercially available by [*] and should REVANCE elect to continue the Agreement, then REVANCE shall accompany the notice to that effect with a payment of [*] Dollars ($[*]) USD. Should the RAA not be commercially available by [*] and should REVANCE elect to continue the Agreement, then REVANCE shall accompany the notice to that effect with a payment of [*] Dollars ($[*]) USD. Should the RAA not be commercially available by [*] and should REVANCE elect to continue the Agreement, then REVANCE shall accompany the notice to that effect with a payment of [*] Dollars ($[*]) USD. Should the RAA not be commercially available by [*] and should REVANCE elect to continue the Agreement, then REVANCE shall accompany the notice to that effect with a payment of [*] Dollars ($[*]) USD. For each subsequent year thereafter, if the RAA is not yet commercially available, the same election process shall apply but during each such year, REVANCE will instead be required to purchase the minimum RAA units set forth in Section 6.7 to maintain this Agreement in effect for the corresponding year (e.g., as of [*], the quantity of [*] ([*]) RAA units for the Fifth Year will

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

apply and each subsequent year will follow in order of the schedule stipulated in Section 6.7).

2.
Miscellaneous: Except to the extent expressly modified by this First Amendment, the Agreement is ratified and remains in full force and effect. To the extent of any inconsistency between this First Amendment and the Agreement, the terms and conditions of this First Amendment shall control. This First Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This First Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile or pdf sent via electronic mail.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the First Amendment Effective Date.

DUOJECT MEDICAL SYSTEMS INC.	REVANCE THERAPEUTICS, INC.

/s/ David L. Reynolds	/s/ L. Daniel Browne
Per: David L. Reynolds, President	Per: L. Daniel Browne, President & Chief Executive Officer

Date: May 8, 2015	Date: May 12, 2015

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